UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

PROCESS EQUIPMENT, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[ ] $125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:
_________________________________________________________________

2. Aggregate number of securities to which transaction applies:
_________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

_________________________________________________________________
4. Proposed maximum aggregate value of transaction
_________________________________________________________________
5. Total fee paid

_________________________________________________________________

[ ] Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

PROCESS EQUIPMENT, INC.

26569 Corporate Ave.
Hayward, California 94545

DEAR STOCKHOLDER:

We are furnishing this Information Statement to inform you that Process Equipment, Inc., a Nevada corporation (the "Company"), has approved the following actions:

        an amendment to its Articles of Incorporation increasing the authorized shares of the Company's capital stock from twenty-five million shares of common stock, par value $0.001 per share, to one hundred million shares of common stock, par value $0.001 per share;

         an amendment to its Articles of Incorporation changing the name of the Company to "Hainan Quebec Maritime Industries Company"; and

        the sale or disposition of the assets and liabilities of the Company's operating subsidiary, Process Engineers, Inc.

On February __, 2004, our Board of Directors approved each of the above actions after carefully considering them and concluding that they were in the best interests of our company and our stockholders. Certain stockholders owning approximately _____% of our outstanding common stock as of the record date of February __, 2004 have delivered a written consent approving each of the actions. The actions will be effective no sooner than March 15, 2004, which is twenty days after the date this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. Your vote is not required to approve any of the actions as set forth herein.  This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. This Information Statement is first being mailed to you on or about February __, 2004.

Please feel free to contact us if you have any questions on the enclosed information statement.

By Order of the Board of Directors

/s/ George Cortessis
Secretary

Dated: February __, 2004

PROCESS EQUIPMENT, INC.

26569 Corporate Ave.

Hayward, California 94545

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the stockholders of Process Equipment, Inc. in connection with the approval of the following actions (the "Actions") by a majority of the stockholders of the Company:

        an amendment (the "Charter Amendment") to its Articles of Incorporation increasing the authorized capital stock of the Company from twenty-five million to one hundred million shares of common stock, par value $0.001 per share (the "Common Stock");

        an amendment (the "Name Change Amendment") to its Articles of Incorporation changing the name of the Company to "Hainan Quebec Maritime Industries Company"; and

         the sale, transfer or other disposition of the assets and liabilities (the "Sale of Assets") of the Company's operating subsidiary, Process Engineers, Inc., a California corporation ("Process Engineers"), which constitutes the transfer of a substantial part of the Company's assets.

"We," "us," "our," and the "Company" refer to Process Equipment, Inc., a Nevada corporation. "Process Engineers" refers to Process Engineers, Inc., the Company's wholly-owned subsidiary.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

This Information Statement and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on the combined company's financial performance.  Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," " estimates" and similar expressions identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

SUMMARY OF THE SHARE EXCHANGE AND THE ACTIONS

On February __, 2004, the Board of Directors unanimously approved and ratified each of the Actions, subject to the approval of the Company's stockholders. On that same date, the Board also unanimously approved and ratified a Share Exchange Agreement (the "Exchange Agreement"), by and between the Company and Jade Profit Investment Limited, a British Virgin Islands corporation ("Jade") pursuant to which the Company will issue approximately 48,423,770 shares of newly-issued Common Stock to the stockholders of Jade in exchange for one hundred percent of the issued and outstanding capital stock of Jade (the "Exchange"). The Board believes that the Exchange is advisable and in the best interests of the Company and its stockholders because it believes that a change in the Company's business plan is appropriate and, through the acquisition of Jade, the Company is acquiring an operating business which appears to have the potential for significant growth and profitability.

The record date established by the Board for purposes of determining the number of outstanding shares of voting stock entitled to vote on each of the Actions was February __, 2004 (the "Record Date"). On February __, 2004, stockholders owning greater than a majority of the outstanding shares of Common Stock approved the Actions by action taken without a meeting in accordance with Nevada law. No further vote of our stockholders is required. A copy of the Exchange Agreement is attached as Exhibit A to this Information Statement.

GENERAL

The date on which this Information Statement was first sent to our stockholders is on or around February 23, 2004 (the "Mailing Date"). Inasmuch as we will have provided this Information Statement to our stockholders of record on the Mailing Date, no additional action will be undertaken pursuant to such written consent. Stockholders who did not consent to the Actions are not entitled to dissenter's rights under Nevada law. These rights are discussed in this Information Statement under "Description of the Exchange."

The Actions will be effective no sooner than twenty (20) days after the Mailing Date.

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SUMMARY OF THE ACTIONS TO BE TAKEN

The following is a brief summary of certain information contained elsewhere in this Information Statement. This summary is not intended to be complete and reference is made to the more detailed information contained in this Information Statement and in the Exhibits to it for a complete statement of the matters discussed below. You are urged to read this Information Statement and the Exhibits in their entirety.

Exchange Agreement and the Exchange

On February __, 2004, our Board of Directors approved the Exchange Agreement. Pursuant to the Exchange Agreement:

        The Company will issue approximately 48,423,770 shares of Common Stock in exchange for all of the issued and outstanding capital stock of Jade.

        The Exchange will result in a change of control of the Company.

        The closing date for the Exchange is no later than March 31, 2004.

        The parties' obligations to consummate the Exchange are subject to various representations, warranties, covenants and agreements of the parties, which are explained more fully in "Actions by the Board of Directors and Consenting Shareholders - Description of Exchange" and "Actions by the Board of Directors and Consenting Shareholders - Terms of the Exchange Agreement" below.

Amendment of the Company's Articles of Incorporation Increasing the Authorized Capital Stock

The Charter Amendment to our Articles of Incorporation will, when filed, increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000.

Amendment of the Company's Articles of Incorporation Changing the Name of the Company

The Name Change Amendment to our Articles of Incorporation will, when filed, change the name of the Company to "Hainan Quebec Maritime Industries Company."

The Name Change Amendment is required pursuant to the terms of the Exchange Agreement.

Sale or Transfer of Process Engineers

The Board has authorized the sale or transfer of all of the operating assets and liabilities of Process Engineers through either a stock sale or asset sale. The Company intends to retain any working capital currently held by Process Engineers.

Process Engineers' operating assets comprise substantially all of the Company's operating assets.

The sale or disposition of Process Engineers is a condition to the consummation of the Exchange pursuant to the terms of the Exchange Agreement.

Once the Company has found a buyer for Process Engineers with all of its liabilities, the Board may negotiate a purchase price that is fair and reasonable to the Company. The Company currently believes that the purchase price will be approximately $50,000.

QUESTIONS AND ANSWERS ABOUT THE ACTIONS

       Q. Why did I receive this Information Statement?

       A. Applicable laws require us to provide you information regarding the Actions even though your vote is neither required nor requested for the Actions to become effective.

       Q. What will I receive if the Actions are completed?

       A. The Actions have already been approved, and you will not receive anything notifying you that the Actions have been completed.

       Q. When do you expect the Actions to become effective?

       A. The Charter Amendment and the Name Change Amendment will become effective upon the filing with the Nevada Secretary of State.  We expect to file the Charter Amendment with the Nevada Secretary of State no less than 20 days after this information statement has been sent to you, and we expect to file the Name Change Amendment with the Nevada Secretary of State shortly after the Exchange is completed. We expect to consummate the Sale of Assets on or prior to the closing date of the Exchange. The closing date for the Exchange Agreement is no later than March 31, 2004.

       Q. Why am I not being asked to vote?

       A. The holders of a majority of the issued and outstanding shares of Common Stock have already approved each of the Actions pursuant to a written consent in lieu of a meeting.  Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

       Q. What do I need to do now?

       A. Nothing.  This information statement is purely for your information and does not require or request you to do anything.

       Q. Whom can I contact with questions?

       A. If you have any questions about any of the actions to be taken by the Company, please contact the Company at (510) 782-5122.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE

       Q: What is the Exchange?

       A: In the Exchange, Jade will become a wholly-owned subsidiary of the Company and Jade stockholders will become stockholders of the Company. The Exchange will result in a change of control of the Company, and, following the consummation of the Exchange, the current stockholders of Jade will own approximately 93% of the then-outstanding common stock of the Company.

       Q: Who are the parties to the Exchange?

       A: The Company, Jade and the stockholders of Jade. The Company, a publicly-traded Nevada corporation whose shares are traded on the over-the-counter bulletin board under the symbol "PEQM", designs and manufactures sanitary stainless steel systems used for manufacturing processes in the wine, food and bio-technology industries. Jade, whose address is Jade Profit Investment Limited, Unit 1105 Tower 1, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong, is a privately held British Virgin Islands corporation, whose subsidiary, Hainan Quebec Ocean Fishing Co. Ltd. ("Hainan Quebec"), has an integrated aquaculture and aquatic product processing operation.

       Q: What will I receive in the Exchange?

       A: Nothing. Only the stockholders of Jade will receive shares of the Company's Common Stock in the Exchange.

       Q: What do I need to do now?

       A: Nothing.  This information statement is purely for your information and does not require or request you to do anything.

       Q: Am I entitled to dissenters' or appraisal rights?

       A: Under Nevada law, holders of the Company's Common Stock are not entitled to dissenters' or appraisal rights in the Exchange.

       Q: Whom should I contact with questions?

       A: If you have any questions about any of the actions to be taken by the Company, please contact the Company at (510) 782-5122.

       Q: Where can I find additional information?

       A: You may also obtain additional information about us from documents we file with the Securities and Exchange Commission (the "SEC").

ACTIONS BY THE BOARD OF DIRECTORS

AND

CONSENTING SHAREHOLDERS

In accordance with Sections 78.315 and 78.320 of the Nevada Revised Statues, the Exchange and each of the following Actions were unanimously approved and recommended by the Board of Directors and a majority of the Company's shareholders. On February __, 2004, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved the Actions and the Exchange, and recommended that the stockholders of the Company approve each of the Actions.

Approval by Stockholders

Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, any amendment to the Company's Articles of Incorporation which increases the Company's authorized capital stock or changes the Company's name must be approved by a majority of our stockholders. Pursuant to Section 78.565 of the Nevada Revised Statutes, a majority of our stockholders must also approve the sale, lease or exchange of the Company's properties and assets. The required approval of our stockholders for any of these Actions can be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our stockholders at a special stockholders' meeting convened for the specific purpose of approving the Actions. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our Common Stock. The elimination of the need for a special meeting of stockholders to approve the Actions is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power of the company execute a written consent approving such action. The Record Date for purposes of determining the number of outstanding shares of our common stock entitled to vote on the Actions was February __, 2004.

As of the Record Date, the Company had 3,644,800 shares of Common Stock issued and outstanding.  As of this same date, stockholders representing ________ shares of Common Stock, or approximately ____% of the issued and outstanding shares of Common Stock, approved the Actions. No further vote of our stockholders is required for the Company to take the Actions.

Pursuant to the rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of any corporate action taken or authorized pursuant to the consent of the Company's stockholders.

No Dissenter's or Appraisal Rights

Stockholders who did not consent to the Actions are not entitled to the dissenter's or appraisal rights provided in Section 92A.300 et seq. of the Nevada Revised Statues.

Effective Date

The Actions will be effective no sooner than 20 days after the date this Information Statement is first mailed to our stockholders. The Company anticipates that the Charter Amendment will be effective on approximately March 15, 2004, the Sale of Assets will occur as soon as practicable after March 15, 2004 but in any event no later than the closing of the Exchange. The Name Change Amendment will be effective shortly after the Exchange is consummated. The closing for the Exchange is no later than March 31, 2004.

THE ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS AND THEIR EFFECTS AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ACTIONS AND THE BACKGROUND OF THESE TRANSACTIONS.

Description of Exchange

Pursuant to the Exchange Agreement, the Company will issue approximately 48,423,770 newly-issued shares of Common Stock to the stockholders of Jade and/or their designees in exchange for all of the issued and outstanding shares of Jade capital stock. The actual number of shares to be issued to the stockholders of Jade and/or their designees may be adjusted according to a price adjustment formula set forth in the Exchange Agreement. For a more detailed description of the adjustment formula, see "Terms of the Exchange Agreement" below.

The shares of Common Stock being issued in the Exchange will not be registered under the Securities Act of 1933, as amended (the "Act"). In issuing the shares, the Company is relying on an exemption from registration under the Act, and therefore the shares will be restricted securities. Following the consummation of the Exchange, the Company will have approximately 52,068,570 shares of Common Stock issued and outstanding. The Exchange will result in a change of control of the Company, and following the consummation of the Exchange, the stockholders of Jade will own approximately 93% of the issued and outstanding shares of the Company.

If the Sale of Assets is consummated prior to the closing of the Exchange, the Company will have no revenue generating operations until the closing of the Exchange. Following the closing of the Exchange, Jade will become a wholly-owned subsidiary of the Company. The shares of Jade that the Company will receive in the Exchange will represent its most significant asset after the closing of the Exchange. The Company intends to retain the shares of capital stock of Jade as an asset and does not have any present intention to distribute those shares as a dividend to the Company's stockholders.

Terms of the Exchange Agreement

In addition to the terms of the Exchange, as described more fully in "Description of the Exchange" above, the Exchange Agreement contains various terms and conditions.

As a condition to the Exchange, the Company must file the Charter Amendment, complete the Sale of Assets and discharge all of its liabilities on or prior to the closing date of the Exchange.

The Exchange Agreement provides that if, following the Sale of Assets, the Company's cash (or bank deposits or equivalents of cash) total more or less than $500,000, then the number of shares to be issued to the stockholders of Jade and/or its designees will be increased or decreased, as the case may be, by the difference between $500,000 and the actual cash amounts (or bank deposits or equivalents of cash) that the Company has on the closing date divided by 0.30. Prior to the Sale of Assets, the Company intends to cause a distribution of all of the cash, bank deposits and cash equivalents of Process Engineers to the Company.

The Exchange Agreement can be terminated prior to its closing by the mutual consent of the parties or in the event of a material breach by one party.  The Exchange Agreement also contains certain additional provisions, representations, warranties and covenants which are customary in similar agreements. The foregoing summary is not meant to be an exhaustive description of the terms and conditions of the Exchange Agreement. Each of our stockholders is encouraged to read the Exchange Agreement which is attached as Exhibit A to this Information Statement.

The Company and Jade shall each pay their own expenses in the proposed transaction, except the cost for this Information Statement will be borne by the Company. The Exchange is designed to be a tax-free transaction under the Internal Revenue Code of 1986, as amended.

Except for the required stockholder consent to the Actions, which we have already obtained and which is the subject of this Information Statement, we are not required to obtain the consent of our stockholders or any third party to consummate the Exchange. On February 9, 2004, Jade obtained the requisite approval for the Exchange. The closing date for the Exchange is no later than March 31, 2004.

ACTION 1

CHARTER AMENDMENT

The Charter Amendment will increase the authorized capital stock of the Company and will provide the Company the flexibility to seek additional capital through equity financings from time to time in the future and to use equity, rather than cash, to complete acquisitions from time to time in the future. In addition, the Charter Amendment is a condition to the Exchange pursuant to the Exchange Agreement and is necessary in order to provide the Company with sufficient shares of Common Stock to issue to the Jade stockholders in the Exchange.

Except as described above in "Terms of the Exchange Agreement," and other than the issuance of shares of Common Stock in the Exchange, as of the date hereof, the Company has no commitments, arrangements or understandings with respect to the issuance of the additional Common Stock it is seeking to authorize.  Except with respect to the Exchange, the Company has no understandings or agreements at this time with regard to any acquisitions.

The Charter Amendment is reflected in the Form of Charter Amendment to Articles of Incorporation (the "Form of Charter Amendment"), which is attached hereto as Exhibit B, and incorporated herein by reference.

Description of the Charter Amendment

The Charter Amendment increases the number of authorized shares of capital stock of the Company from twenty five million (25,000,000) shares of Common Stock to one hundred million (100,000,000) shares of Common Stock.

Increase in Authorized Common Stock of the Company.  The Company's Articles of Incorporation currently authorizes the Company to issue up to twenty five million shares of Common Stock.  As of the Record date, Company records indicate that the Company had issued and outstanding 3,644,800 shares of Common Stock. In addition, up to _________ shares were reserved for issuance to Jade stockholders to consummate the Exchange, subject to the approval of the Charter Amendment by the Company's stockholders.  In order to consummate the Exchange, and to maintain the Company's flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock, the Company must increase its authorized Common Stock.

Possible Anti-Takeover Effect.  In addition to financing purposes, the Company, when the Board of Directors determines that it would be in the best interest of the stockholders and the Company, could also issue shares of Common Stock that may discourage or make more difficult an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Shares of Common Stock could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Common Stock to vote separately as a class on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders of the Company. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control the Company by obtaining a certain number of seats on the Board of Directors.

ACTION 2

NAME CHANGE AMENDMENT

The Name Change Amendment will result in the name of the Company being changed from "Process Equipment, Inc." to "Hainan Quebec Maritime Industries Company." The purpose of the Name Change Amendment is to reflect the changed nature of the Company's business following the Exchange.

The Name Change Amendment is reflected in the Form of Name Change Amendment to Articles of Incorporation (the "Form of Name Change Amendment"), which is attached hereto as Exhibit C, and incorporated herein by reference.

ACTION 3

SALE OF ASSETS

The Sale of Assets is a condition to the consummation of the Exchange. Pursuant to the Exchange Agreement, the Company must sell, transfer or otherwise dispose of all of the operating assets and liabilities of Process Engineers on or prior to the closing of the Exchange. The Board has the authority to determine whether the Sale of Assets should be structured as a stock sale or asset sale and to negotiate a purchase price for the Sale of Assets that it believes is fair and reasonable to the Company and its stockholders. The Board currently expects that the price for the Sale of Assets will be approximately $50,000. The Company intends to retain any working capital which is currently held by Process Engineers.

The Sale of Assets will represent the sale of substantially all of the Company's current assets. Moreover, if the Sale of Assets is consummated prior to closing of the Exchange, the Company will have no revenue-generating operations until the closing of the Exchange. If the Exchange is consummated, Jade will become a wholly-owned subsidiary of the Company, and Jade's majority ownership of Hainan Quebec, an integrated aquaculture and aquatic product processing company, will represent the Company's most significant asset after the closing of the Exchange. If, following the Sale of Assets, the closing of the Exchange does not occur, the Company will no longer have any revenue-generating operations. However, to avoid this situation, the Company anticipates that the closing of the Sale of Assets will occur on the same date as the closing of the Exchange.

OUR BUSINESS

The Company designs and manufactures sanitary stainless steel systems used for manufacturing processes in the wine, food and bio-technology industries. The Company also serves as a distributor for pumps, valves and other components used in such systems and for winery equipment imported from Europe. In addition, it provides repair and other services related to such equipment and systems.

A majority of the Company's revenues have historically come from its business of providing products and services for the wine and food industries, with wineries accounting for most of those revenues. However, the Company in recent years has developed and marketed bio-technology products and services which utilize components and technologies similar to those used in the Company' wine and food business. Currently, approximately 15% of the Company's revenues are from sales of products and services for the biotechnology industry.

The wine business is seasonal and the Company's wine-related activities and sales are largely confined to the time periods immediately prior to and during the August-October "crush" season. Sales of winery equipment tend to be concentrated in the months preceding August and servicing of the equipment tends to concentrate during the crush season. Consequently, the Company's winery business is largely dormant during significant portions of the spring and winter months.

Employees

As of the Record Date, the Company had seven full-time employees.

Properties

The Company leases a 15,600 square foot building in Hayward, California which contains 3,600 square feet of administrative, Engineers and sales space and 12,000 square feet of inventory and manufacturing space. The manufacturing space has been designed to accommodate the special needs of the Company's inert gas welding and large system assembly. The Company's lease expired in September 2003. A two-year lease extension for the building has been negotiated, but, as of February __, 2004, no contract for the lease agreement has been signed. Terms of this lease extension call for an increase in total lease payments of $7,996 per month, including all common area maintenance charges.

Our principal executive offices are located at 26569 Corporate Ave., Hayward, California 94545, and our telephone number is (510) 782-5122.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares. The Company's Articles of Incorporation authorize the issuance of 25,000,000 shares of Common Stock, $0.001 par value per share, of which 3,644,800 shares were outstanding as of the Record Date. After the effectiveness of the Charter Amendment, the Company's Articles of Incorporation will authorize the issuance of 100,000,000 shares of Common Stock, $0.001 par value per share. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. Shares of Common Stock (i) have equal rights to dividends from funds legally available therefor, when, as and if declared by the Company's Board of Directors, (ii) are entitled to share ratably in any remaining assets of the Company available for distribution to stockholders upon the Company's liquidation and (iii) do not have preemptive, subscription or conversion rights.

All holders of Common Stock have one vote per share on all matters submitted to a vote of stockholders. Stockholders do not have rights to cumulate their votes in the election of directors under the Company's Articles of Incorporation or applicable provisions of the Nevada General Corporation Law.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent is American Stock Transfer, & Trust Company, 40 Wall Street, New York, New York 10005.

Market for Securities. The Company's shares are quoted sporadically in the over-the-counter market with relatively small volumes of actual trading. The Company's Common Stock has also been sporadically quoted on the NASD Electronic Bulletin Board under the symbol "PEQM". These quotes were reported in the inter-dealer "pink sheets," and reflect inter-dealer prices without retail mark-up, mark-down or commission; are not necessarily representative of actual transactions or of the value of the Company's securities; and may not be based on any recognized technique of valuation used in the investment banking community.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to approve the Actions was February __, 2004. As of the Record Date, the Company had a total of 3,644,800 shares of Common Stock issued and outstanding. The following table sets forth, as of the record date, the stock ownership of each executive officer and director of the Company, of all executive officers and directors as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Unless otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power in such shares. Also included are the shares held by all executive officers and directors as a group.

Name and Address	Number of Shares Owned Beneficially(1)	Percent of Class Owned
George P. Cortessis 26569 Corporate Avenue Hayward, CA 94545	919,763	25.2%
Peter G. Cortessis 26569 Corporate Avenue Hayward, CA 94545	327,104	9.0%
Paul E. Cahalen 2001 Omega Court, Suite 207-D San Ramon, CA 94583	196,000	5.4%
All officers and directors as a group (1 person)	919,763	25.2%

(1) Subject to applicable community property laws, all such shares were owned of record, with sole voting and investment power, by the named individual and/or by his wife.

INTEREST OF CERTAIN PERSONS IN MATTER TO BE ACTED UPON

Other than as detailed in the above statement of Principal Share Ownership, no director, executive officer or associate of any director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise in the matters to be acted upon under this Information Statement.

FINANCIAL INFORMATION

Please see the Company's Annual Report as amended on Form 10-KSB, filed with the Securities and Exchange Commission on August 14, 2003, for details regarding the Company's financial information.

DESCRIPTION OF THE BUSINESS OF JADE

Jade is a British Virgin Islands limited liability corporation that owns 84.42% of Hainan Quebec, a People's Republic of China limited liability corporation. Jade is principally engaged in the vertically integrated business of aquaculture through co-operative supply agreements, ocean product harvesting, and processing and sales of farm bred and ocean harvested aquatic products. Jade provides a variety of aquatic products through an integrated operation from the supply of tilapia and shrimp through the production chain.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS

Except for any negotiations with respect to the Exchange and the Exchange Agreement, neither the Company nor any of our affiliates have had any prior contact with, nor have we been a party to any transaction involving, Jade or any of its affiliates, and we are not aware of any existing or potential conflicts of interest involving our company or our affiliates with respect to the Actions or the Exchange.

ANNUAL AND QUARTERLY REPORTS; INCORPORATION BY REFERENCE AND WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document which the Company has filed at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of the Company's SEC filings are also available to the public from the SEC's web site at www.sec.gov.

The SEC allows us to "incorporate by reference" information into this Information Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by the Company with the SEC and contain important information about the Company and its finances, are incorporated into this Information Statement:

Our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2003, filed with the SEC on August 14, 2003.

Our Quarterly Reports on Form 10-QSB filed for the three months ending July 31, 2003 and the six months ending October 31, 2003, filed on September 15, 2003 and December 23, 2003, respectively.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

Upon the oral or written request of any person to whom this Information Statement is sent, the Company will provide to such person, without charge and by first class mail or other equally prompt means within one business day of such request, a copy of any and all of the information that has been incorporated by reference in this Information Statement. A written request for such information should be sent to Process Equipment, Inc., 26569 Corporate Ave., Hayward, California 94545, and oral requests can be made by calling the Company at (510) 782-5122.

THE BOARD OF DIRECTORS
Hayward, California

February __, 2004